                               PRICING SUPPLEMENT

                                                   Registration No. 333-08369-01
                                                Filed Pursuant to Rule 424(b)(2)

                           UNITED PARCEL SERVICE, INC.

                                    UPS NOTES




Pricing Supplement No. 3                                    Trade Date: 01/28/02
(To Prospectus dated March 22, 2000 and Prospectus          Issue Date: 01/31/02
Supplement dated December 20, 2001)

The date of this Pricing Supplement is January 30, 2002


  CUSIP
    or
Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
-----------           ----------------         -------------           -------------         ---------------
 91131UCZ5             $10,730,000.00              6.00%                 01/15/17                 100%



Interest Payment
   Frequency                                                                Dates and terms of redemption
  (begin date)          Survivor's Option    Subject to Redemption         (including the redemption price)
----------------        -----------------    ---------------------         --------------------------------
    02/15/02                   Yes                    Yes                           100% 01/15/03
    monthly                                                                    semi-annually thereafter



                          Discounts and
Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
---------------           --------------          -----------                ------              -----------
 $10,542,225.00            $187,775.00               $3.50             ABN AMRO Financial
                                                                          Services, Inc.